As filed with the Securities and Exchange Commission on June 29, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-1031831 (I.R.S. Employer Identification No.)

1145 Empire Central Place Dallas, Texas (Address of Principal Executive Offices)	75247-4309 (Zip Code)
_________________________

Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan
(Full title of the plan)
_________________________

Stoney M. Stubbs, Jr.
Chairman of the Board, President and Chief Executive Officer
Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247-4309
(214) 630-8090
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Alan Harvey
BAKER & McKENZIE LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
(214) 978-3000
_________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock $1.50 par value	2,200,000	$10.22	$22,484,000	$690.26

(1) Shares of common stock of Frozen Food Express Industries, Inc. (the "Company"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan (the "Plan"), which was established as a complete amendment and restatement of the Company's 2002 Incentive and Nonstatutory Option Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. The shares of Common Stock being registered hereby also include associated share purchase rights.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on June 28, 2007, as reported on the Nasdaq Global Market.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (g) below that the Company has filed with the Securities and Exchange Commission (the "Commission") (excluding those portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K) are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company with the Commission (excluding any information furnished to, rather than filed with, the Commission) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

(a)	The Company's Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(c)	The Company's Current Report on Form 8-K filed on April 27, 2007;

(d)	The Company's Current Report on Form 8-K filed on May 17, 2007;

(e)	The Company's Current Report on Form 8-K filed on May 29, 2007;

(f)	The Company's Current Report on Form 8-K filed on June 15, 2007; and

(g)
The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on April 26, 1972, including any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Company is permitted by Art. 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of the Company against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

Article Ten of the Company's Amended and Restated Articles of Incorporation provides that, to the full extent permitted by Texas law, the Company is required to indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and is required to advance to such person reasonable expenses incurred by him in connection therewith.

Item 7. Exemption From Registration Claimed.

None.

Item 8.  Exhibits.

Exhibit	Description

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company's Current Report on Form 8-K filed on May 29, 2007)

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

4.3
Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10(i) to the Company's Current Report on Form 8-K filed on May 29, 2007)

4.4
Rights Agreement dated as of June 14, 2000, between the Company and Fleet National Bank, which includes as exhibits the form of the Rights Certificate and the Summary of Rights (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on June 19, 2000)

5.1	Opinion of Baker & McKenzie LLP*

23.1	Consent of Baker & McKenzie LLP (included in their opinion filed as Exhibit 5.1)*

23.2	Consent of KPMG LLP*

24	Power of attorney (included on the signature page of the Registration Statement)

* Filed herewith

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on this 29 day of June, 2007.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:  /s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr.
Chairman of the Board of Directors, President and
Chief Executive Officer

By:  /s/ Thomas G. Yetter
Thomas G. Yetter
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Frozen Food Express Industries, Inc. hereby appoints Stoney M. Stubbs, Jr. and Thomas G. Yetter his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement on Form S-8 and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 29, 2007

/s/ Thomas G. Yetter
Thomas G. Yetter	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 29, 2007

/s/ Stoney Russell Stubbs
Stoney Russell Stubbs	Senior Vice President, Chief Operating Officer and Director	June 29, 2007

Jerry T. Armstrong	Director

/s/ W. Mike Baggett
W. Mike Baggett	Director	June 29, 2007

Brian R. Blackmarr	Director

/s/ Leroy Hallman
Leroy Hallman	Director	June 29, 2007

T. Michael O'Connor	Director	June 29, 2007

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company's Current Report on Form 8-K filed on May 29, 2007)

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

4.3
Amended and Restated Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10(i) to the Company's Current Report on Form 8-K filed on May 29, 2007)

4.4
Rights Agreement dated as of June 14, 2000, between the Company and Fleet National Bank, which includes as exhibits the form of the Rights Certificate and the Summary of Rights (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on June 19, 2000)

5.1	Opinion of Baker & McKenzie LLP*

23.1	Consent of Baker & McKenzie LLP (included in their opinion filed as Exhibit 5.1)*

23.2	Consent of KPMG LLP*

24	Power of attorney (included on the signature page of the Registration Statement)

* Filed herewith